                                                                 EXHIBIT 2.2
                                                                 -----------



                           STOCK PURCHASE AGREEMENT

                                 BY AND AMONG

                                METATOOLS, INC.

                                      AND

                  CERTAIN STOCKHOLDERS AND OPTION HOLDERS OF

                           REAL TIME GEOMETRY CORP.

                         DATED AS OF DECEMBER 23, 1996

                               TABLE OF CONTENTS

                                                                                                                               PAGE
                                                                                                                               ----
ARTICLE I PURCHASE AND SALE OF STOCK........................................................................................    2
      1.1   Sale of Stock...................................................................................................    2
      1.2   Exchange of Options.............................................................................................    2
      1.3   Closing.........................................................................................................    2
      1.4   Consideration and Payment......................................................................................     2
      1.5   Surrender of Certificates......................................................................................     3
      1.6   Tax Consequences...............................................................................................     3
      1.7   Taking of Necessary Action; Further Action.....................................................................     3
ARTICLE II REPRESENTATIONS AND WARRANTIES OF THE FOUNDERS...................................................................    4
      2.1   Organization of the Company.....................................................................................    4
      2.2   Company Capital Structure.......................................................................................    4
      2.3   Subsidiaries....................................................................................................    5
      2.4   No Conflicts and Consents.......................................................................................    5
      2.5   Company Financial Statements....................................................................................    5
      2.6   No Undisclosed Liabilities......................................................................................    5
      2.7   No Changes......................................................................................................    6
      2.8   Tax and Other Returns and Reports...............................................................................    7
      2.9   Restrictions on Business Activities.............................................................................    9
      2.10  Title to Properties; Absence of Liens and Encumbrances..........................................................    9
      2.11  Intellectual Property...........................................................................................   10
      2.12  Agreements, Contracts and Commitments...........................................................................   11
      2.13  Interested Party Transactions...................................................................................   12
      2.14  Compliance with Laws............................................................................................   13
      2.15  Litigation......................................................................................................   13
      2.16  Insurance.......................................................................................................   13
      2.17  Minute Books....................................................................................................   13
      2.18  Environmental Matters...........................................................................................   13
      2.19  Brokers' and Finders' Fees; Third Party Expenses................................................................   14
      2.20  Employee Matters and Benefit Plans..............................................................................   14
      2.21  Section 280(g)..................................................................................................   17
      2.22  Representations Complete........................................................................................   17
ARTICLE III REPRESENTATIONS, WARRANTIES AND COVENANTS OF EACH SELLER........................................................   17
      3.1   Authority.......................................................................................................   18
      3.2   Good and Marketable Title.......................................................................................   18
      3.3   Investment Representations......................................................................................   18
      3.4   Standstill and Restrictions on Transfer.........................................................................   19
      3.5   Maximum Net Worth...............................................................................................   19
      3.6   Tax Matters.....................................................................................................   19


                               TABLE OF CONTENTS
                                  (continued)

                                                                                                                              PAGE
                                                                                                                              ----
ARTICLE IV REPRESENTATIONS AND WARRANTIES OF BUYER..........................................................................   20
      4.1   Organization, Standing and Power................................................................................   20
      4.2   Authority.......................................................................................................   21
      4.3   Capital Structure...............................................................................................   21
      4.4   SEC Documents; Buyer Financial Statements.......................................................................   21
      4.5   No Material Adverse Change......................................................................................   22
      4.6   Litigation......................................................................................................   22
      4.7   Brokers' and Finders' Fees......................................................................................   22
      4.8   Continuity of Business Enterprise; Section 368 Reorganization...................................................   22
      4.9   Employee Benefit Plans; ERISA...................................................................................   22
ARTICLE V CONDUCT PRIOR TO THE CLOSING......................................................................................   23
      5.1   Conduct of Business of the Company..............................................................................   23
      5.2   No Solicitation.................................................................................................   25
      5.3   No Encumbrance..................................................................................................   26
ARTICLE VI ADDITIONAL AGREEMENTS............................................................................................   26
      6.1   Access to Information...........................................................................................   26
      6.2   Confidentiality.................................................................................................   27
      6.3   Expenses........................................................................................................   27
      6.4   Public Disclosure...............................................................................................   27
      6.5   Consents........................................................................................................   27
      6.6   FIRPTA Compliance...............................................................................................   28
      6.7   Legal Requirements..............................................................................................   28
      6.8   Notification of Certain Matters.................................................................................   28
      6.9   Certain Benefit Plans...........................................................................................   28
     6.10   Buyer Stock Options.............................................................................................   29
     6.11   Additional Documents and Further Assurances.....................................................................   29
     6.12   Form S-8........................................................................................................   29
     6.13   Company's Auditors..............................................................................................   29
     6.14   Arrangements with Wexford.......................................................................................   29
     6.15   Company Agreements..............................................................................................   30
ARTICLE VII CONDITIONS TO THE PURCHASE......................................................................................   30
     7.1    Conditions to Obligations of Each Party to Effect the Purchase..................................................   30
     7.2    Additional Conditions to Obligations of the Sellers.............................................................   30
     7.3    Additional Conditions to the Obligations of Buyer...............................................................   31

                              TABLE OF CONTENTS
                                  (continued)

                                                                                                                             PAGE
                                                                                                                             ----
ARTICLE VIII SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION....................................................   33
      8.1   Survival of Representations and Warranties......................................................................   33
      8.2   Indemnity for Representations of Founders.......................................................................   33
      8.3   Indemnity for Representations of Each Seller....................................................................   33
ARTICLE IX TERMINATION, AMENDMENT AND WAIVER................................................................................   34
      9.1   Termination.....................................................................................................   34
      9.2   Effect of Termination...........................................................................................   34
      9.3   Amendment.......................................................................................................   35
      9.4   Extension; Waiver...............................................................................................   35
ARTICLE X GENERAL PROVISIONS................................................................................................   35
      10.1  Notices.........................................................................................................   35
      10.2  Interpretation..................................................................................................   36
      10.3  Counterparts....................................................................................................   37
      10.4  Entire Agreement; Assignment....................................................................................   37
      10.5  Severability....................................................................................................   37
      10.6  Other Remedies..................................................................................................   37
      10.7  Governing Law...................................................................................................   37
      10.8  Rules of Construction...........................................................................................   37
      10.9  Specific Performance............................................................................................   37
      10.10 Unified Disclosure Schedules....................................................................................   38

                               INDEX OF EXHIBITS


EXHIBIT               DESCRIPTION
-------               -----------
Exhibit A-1           Form of Migdal Employment Agreement

Exhibit A-2           Form of Rice Employment Agreement

Exhibit B             Form of Migdal Noncompete

Exhibit C             Form of Amended and Restated Investors' Rights Agreement

Schedule I            Allocation of Buyer Common Stock and Buyer Options

                           STOCK PURCHASE AGREEMENT


  This STOCK PURCHASE AGREEMENT (this "Agreement") is made and entered into as of December 23, 1996 among MetaTools, Inc., a Delaware corporation ("Buyer"), Alexander Migdal ("Migdal"), Robert Rice ("Rice", and collectively with Migdal, the "Founders"), Wexford Capital Partners II, LP ("Wexford Capital") and Wexford Overseas Partners I, LP ("Wexford Overseas", and collectively with Wexford Capital, "Wexford") and certain other stockholders of (the "Other Stockholders," and collectively with Migdal and Wexford, the "Stockholders"), and certain holders of options, warrants or other rights to acquire capital stock of (the "Option Holders," and collectively with the Stockholders, the "Sellers") of Real Time Geometry Corp., a Delaware corporation (the "Company").

                                   RECITALS

  A. The parties believe it is in their respective best interests that Buyer acquire the Company through the purchase (the "Purchase") by Buyer from the Sellers of all capital stock of the Company ("Company Capital Stock") held by them, together with all (subject to certain exceptions) outstanding options, warrants or other rights to acquire or receive shares of Company Capital Stock from the Company or from Migdal ("Company Options"), in exchange for shares of voting Common Stock of Buyer ("Buyer Common Stock"), or options, warrants or other rights to acquire or receive Buyer Common Stock, as applicable.

  B. The Stockholders are collectively the owners of and have good and valid title to approximately 97% of the Company Capital Stock, free and clear of any legal or equitable encumbrances. The Option Holders and Wexford are collectively the owners of and have good and valid title to all Company Options, free and clear of any legal or equitable encumbrances.

  C. Buyer and the Sellers desire to make certain representations and warranties and other agreements in connection with the Purchase.

  NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, intending to be legally bound hereby the parties agree as follows:

                                   ARTICLE I

                          PURCHASE AND SALE OF STOCK

  1.1  Sale of Stock. At the Closing (as defined in Section 1.3 hereof) and
       -------------
subject to and upon the terms and conditions of this Agreement, each Stockholder will sell, transfer, convey, assign and deliver to Buyer, and Buyer will purchase and acquire from each Stockholder, good and valid title to all shares of Company Capital Stock held by such Stockholder (collectively, the "Purchased Shares"), free and clear of any liens, claims, charges, restrictions, pledges, security interests, options, rights of any nature or other legal or equitable encumbrances. At the Closing, each Stockholder will deliver to Buyer duly executed instruments of transfer and assignment of the Purchased Shares sufficient to vest in Buyer all right, title and interest in the Purchased Shares in accordance with the terms of this Agreement. Except as set forth in
Section 1.5(c), Buyer will bear the cost of any documentary, stamp, sales, excise, transfer or other taxes payable in respect of the sale of the Purchased Shares. Each Stockholder's obligation to sell such Stockholder's Purchased Shares to Buyer is a separate obligation.

  1.2  Exchange of Options. At the Closing and subject to and upon the terms and
       -------------------
conditions of this Agreement, the Option Holders will agree to cancel their entire outstanding and unexercised Company Options, whether vested, unvested, exercisable or unexercisable, in exchange for the grant by Buyer of new, fully vested and immediately exercisable options, under the Buyer's 1996 Nonstatutory Stock Option Plan, to acquire a number of shares of Buyer Common Stock as set forth on Schedule I hereto. Such new options shall have a per share option exercise price equal to the per share exercise price as set forth on Schedule I hereto.

  1.3  Closing. Unless this Agreement is earlier terminated pursuant to Article
       -------
IX hereof, the closing of the purchase and sale of the Purchased Shares (the "Closing") will take place as promptly as practicable, but no later than five
(5) business days, following satisfaction or waiver of the conditions set forth in Article VII hereof, at the offices of Wilson Sonsini Goodrich & Rosati, 650 Page Mill Road, Palo Alto, California, unless another place or time is agreed to by Buyer and the Founders. The date upon which the Closing actually occurs is herein referred to as the "Closing Date"). Subsequent to the Closing, the Company is sometimes referred to herein as the "Surviving Corporation").

  1.4  Consideration and Payment.
       -------------------------

       (a)  Common Stock Purchase Price. The consideration to be paid by Buyer
            ---------------------------
to each Stockholder selling Common Stock of the Company ("Company Common Stock"), with respect to such Common Stock, shall be as set forth on Schedule I hereto.

       (b)  Preferred Stock Purchase Price. The consideration to be paid by
            ------------------------------
Buyer to each Stockholder selling Preferred Stock of the Company ("Company Preferred Stock"), with respect to such Preferred Stock, shall be as set forth on Schedule I hereto.

       (c)  No Adjustment for Subsequent Issuances. No adjustment shall be made
            --------------------------------------
in the number of shares of Buyer Common Stock issued as a result of any cash proceeds received by the Company from the date hereof to the Closing pursuant to the exercise of any Company Options.

       (d)  Fractional Shares. No fraction of a share of Buyer Common Stock will
            -----------------
be issued, but, in lieu thereof, each Stockholder who would otherwise be entitled to a fraction of a share of Buyer Common Stock (after aggregating all fractional shares of Buyer Common Stock to be received by such stockholder) shall be entitled to receive from Buyer an amount of cash (rounded to the nearest whole cent) equal to the product of (i) such fraction, multiplied by
(ii) the average closing price of a share of Buyer Common Stock for the five (5) consecutive trading days ending on the trading day immediately prior to the Closing Date, as reported on the Nasdaq National Market (the "Closing Fair Market Value").

  1.5  Surrender of Certificates.
       -------------------------

       (a)  Surrender of Certificates. Each Stockholder shall deliver to Buyer
            -------------------------
at the Closing all certificates, duly endorsed for transfer, representing all shares of Company Capital Stock held by such Stockholder (the "Certificates").

       (b)  Lost, Stolen or Destroyed Certificates. In the event any
            --------------------------------------
Certificates evidencing Purchased Shares shall have been lost, stolen or destroyed, the Stockholder shall deliver to the Buyer an affidavit of that fact and a bond in such sum as Buyer may reasonably request as indemnity against any claim that may be made against Buyer with respect to the Certificates alleged to have been lost, stolen or destroyed.

       (c)  Transfers of Ownership. If any certificate for shares of Buyer
            ----------------------
Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Buyer or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of Buyer Common Stock in any name other than that of the registered holder of the Certificate surrendered, or established to the satisfaction of Buyer or any agent designated by it that such tax has been paid or is not payable.

  1.6  Tax Consequences. It is intended by the parties hereto that the Purchase
       ----------------
shall constitute a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code").

  1.7  Taking of Necessary Action; Further Action. If, at any time after the
       ------------------------------------------
Closing, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest Buyer with full right, title and possession to all Purchased Shares, each Stockholder agrees to promptly, at its own expense, take all such lawful and necessary action.

                                  ARTICLE II

                REPRESENTATIONS AND WARRANTIES OF THE FOUNDERS

  The Founders hereby represent and warrant to Buyer subject to such exceptions as are specifically disclosed in the schedules (referencing the appropriate section number) supplied by the Founders to Buyer (the "Company Schedules") and dated as of the date hereof, as follows:

  2.1  Organization of the Company. The Company is a corporation duly organized,
       ---------------------------
validly existing and in good standing under the laws of the State of Delaware. The Company has the corporate power to own its properties and to carry on its business as now being conducted and as proposed to be conducted by the Company. The Company is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a Material Adverse Effect (as defined below). (As used in this Agreement, the term "Material Adverse Effect" means a material adverse effect on the business, assets (including intangible assets), financial condition or results of operations of the Company or the Buyer, as applicable). The Company has delivered a true and correct copy of its Certificate of Incorporation and Bylaws, each as amended to date, to Buyer.

  2.2  Company Capital Structure.
       -------------------------

       (a) The authorized capital stock of the Company consists of 1,500 shares of authorized Common Stock, of which 825 shares are issued and outstanding, and 200 shares of authorized Series A Preferred Stock, of which 200 shares are issued and outstanding. The Company Capital Stock is held of record by the persons, with the addresses of record and in the amounts set forth on Schedule 2.2(a). All outstanding shares of Company Capital Stock are duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights created by statute, the Certificate of Incorporation or Bylaws of the Company or any agreement to which the Company is a party or by which it is bound.

       (b) The Company has reserved 250 shares of Common Stock for issuance upon exercise of the Company Options. Schedule 2.2(b) sets forth for each outstanding Company Option, the name of the holder of such Company Option, the domicile address of such holder, the number of shares of Common Stock subject to such Company Option, the exercise price of such Company Option and the vesting schedule for such Company Option, including the extent vested to date and whether the exercisability of such Company Option will be accelerated and become exercisable by reason of the transactions contemplated by this Agreement. Except for the Company Options described in Schedule 2.2(b), there are no options, warrants, calls, rights, commitments or agreements of any character, written or oral, to which the Company or any stockholder of the Company is a party or by which the Company is bound obligating the Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of the Company or obligating the Company to grant, extend, accelerate the vesting of, change the price of, otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. The holders of Company Options have been or will be given, or shall have properly waived, any required notice prior to the Purchase.

       (c) As a result of the Purchase, Buyer will be the record and sole beneficial owner of at least 97% of the Company Capital Stock and all rights to acquire or receive Company Capital Stock.

  2.3 Subsidiaries. The Company does not have and has never had any subsidiaries
      ------------
or affiliated companies and does not otherwise own and has never otherwise owned any shares of capital stock or any interest in, and does not control, directly or indirectly, any other corporation, partnership, association, joint venture or other business entity.

  2.4  No Conflicts and Consents.  Except as set forth on Schedule 2.4, the
       -------------------------
execution and delivery of this Agreement by the Sellers does not, and, as of the Closing, the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation, modification or acceleration of any obligation or loss of any benefit under (any such event, a "Conflict") (i) any provision of the Certificate of Incorporation or Bylaws of the Company or (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or its properties or assets. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other federal, state, county, local or foreign governmental authority, instrumentality, agency or commission ("Governmental Entity") or any third party, including a party to any agreement with the Company (so as not to trigger any Conflict) is required by or with respect to the Company in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws, and (ii) such other consents, waivers, authorizations, filings, approvals and registrations which are set forth on
Schedule 2.4.

  2.5  Company Financial Statements.  Schedule 2.5(a) sets forth the Company's
       ----------------------------
unaudited balance sheet as of November 30, 1996 (the "Balance Sheet") and the related unaudited statements of operations and cash flows for the eleven-month period then ended (collectively, the "Company Financials"). The Company Financials are complete and correct in all material respects and have been prepared on a modified accrual basis which is consistent with financial statements prepared under generally accepted accounting principles ("GAAP"), except as disclosed in footnote 2 of the company Financials in accordance with GAAP, applied on a basis consistent throughout the periods indicated and consistent with each other. The Company Financials present fairly the financial condition and operating results of the Company as of the dates and during the periods indicated therein, subject, to normal year-end adjustments, which adjustments will not be material in amount or significance.

  2.6  No Undisclosed Liabilities.  Except as set forth in Schedule 2.6, the
       --------------------------
Company does not have any liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type, whether accrued, absolute, contingent, matured, unmatured or other (whether or not required to be reflected in financial statements in accordance with generally accepted accounting principles), which individually or in the aggregate, (i) has not been reflected in the Balance Sheet, or (ii) has not arisen in the ordinary course of the Company's business since the date of the Balance Sheet, consistent with past practices.

  2.7  No Changes.  Except as set forth in Schedule 2.6 or Schedule 2.7, since
       ----------
the date of the Balance Sheet, there has not been, occurred or arisen any:

       (a) transaction by the Company except in the ordinary course of business as conducted on the date of the Balance Sheet and consistent with past practices;

       (b) amendments or changes to the Certificate of Incorporation or Bylaws of the Company;

       (c) capital expenditure or commitment by the Company, either individually in excess of $5,000 or in the aggregate exceeding $50,000;

       (d) destruction of, damage to or loss of any assets (including intangible assets), business or customer of the Company (whether or not covered by insurance);

       (e) labor trouble or claim of wrongful discharge or other unlawful labor practice or action;

       (f) change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by the Company;

       (g) revaluation by the Company of any of its assets;

       (h) declaration, setting aside, or payment of a dividend or other distribution with respect to the capital stock of the Company, or any direct or indirect redemption, purchase or other acquisition by the Company of any of its capital stock;

       (i) increase in the salary or other compensation payable or to become payable to any of its officers, directors, employees, consultants or advisors, or the declaration, payment or commitment or obligation of any kind for the payment of a bonus or other additional salary or compensation to any such person;

       (j) sale, lease, license or other disposition of any of the assets or properties of the Company, except in the ordinary course of business as conducted on that date and consistent with past practices;

       (k) amendment or termination of any material contract, agreement or license to which the Company is a party or by which it is bound;

       (l) loan by the Company to any person or entity, incurring by the Company of any indebtedness, guaranteeing by the Company of any indebtedness, issuance or sale of any debt securities of the Company or guaranteeing of any debt securities of others, except for advances to employees for travel and business expenses in the ordinary course of business, consistent with past practices;

       (m) waiver or release of any right or claim of the Company, including any write-off or other compromise of any account receivable of the Company;

       (n) commencement or notice or threat of commencement of any lawsuit or proceeding against or investigation of the Company or its affairs;

       (o) notice of any claim of ownership by a third party of any Company Intellectual Property Rights (as defined in Section 2.11 below) or of infringement by the Company of any third party's intellectual property rights;

       (p) issuance or sale by the Company of any of its shares of capital stock, or securities exchangeable, convertible or exercisable therefor, or of any other of its securities (except as contemplated by this Agreement);

       (q) change in pricing or royalties set or charged by the Company to its customers or licensees or in pricing or royalties set or charged by persons who have licensed Intellectual Property to the Company;

       (r) event or condition of any character that has or could be reasonably expected to have a Material Adverse Effect on the Company; or

       (s) negotiation or agreement by the Company or any officer, employee or agent thereof to do any of the things described in the preceding clauses (a) through (r) (other than negotiations with Buyer and its representatives regarding the transactions contemplated by this Agreement).

  2.8  Tax and Other Returns and Reports.
       ---------------------------------

       (a) Definition of Taxes. For the purposes of this Agreement, "Tax" or,
           -------------------
collectively, "Taxes", means any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

       (b)  Tax Returns and Audits.
            ----------------------

            (i) The Company as of the Closing will have prepared and filed all required federal, state, local and foreign returns, estimates, information statements and reports ("Returns") relating to any and all Taxes concerning or attributable to the Company or its operations and such Returns, if any, are true and correct and have been completed in accordance with applicable law.

            (ii) The Company as of the Closing: (A) will have paid or accrued all Taxes it is required to pay or accrue and (B) will have withheld with respect to its employees all federal and state income taxes, The Federal Insurance Contribution Act ("FICA"), the Federal Unemployment Tax Act ("FUTA") and other Taxes required to be withheld.

            (iii) The Company has not been delinquent in the payment of any Tax nor is there any Tax deficiency outstanding, proposed or assessed against the Company, nor has the Company executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

            (iv) No audit or other examination of any Return of the Company is currently in progress, nor has the Company been notified of any request for such an audit or other examination.

            (v) The Company does not have any liabilities for unpaid federal, state, local and foreign Taxes which have not been accrued or reserved against in accordance with GAAP on the Balance Sheet, whether asserted or unasserted, contingent or otherwise, and the Company has no knowledge of any basis for the assertion of any such liability attributable to the Company, its assets or operations.

            (vi) The Company has provided to Buyer copies of all federal and state income and all state sales and use Tax Returns for all periods since the date of Company's incorporation.

            (vii) There are (and as of immediately following the Closing there will be) no liens, pledges, charges, claims, security interests or other encumbrances of any sort ("Liens") on the assets of the Company relating to or attributable to Taxes, except for Liens for taxes not yet due and payable.

            (viii) The Company has no knowledge of any basis for the assertion of any claim relating or attributable to Taxes which, if adversely determined, would result in any Lien on the assets of the Company.

            (ix) None of the Company's assets are treated as "tax-exempt use property" within the meaning of Section 168(h) of the Code.

            (x) The Company has not filed any consent agreement under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by the Company.

            (xi) The Company is not a party to a tax sharing or allocation agreement nor does the Company owe any amount under any such agreement.

            (xii) The Company is not, and has not been at any time, a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code.

            (xiii) The Company's tax basis in its assets for purposes of determining its future amortization, depreciation and other federal income tax deductions is accurately reflected on the Company's tax books and records.

  2.9  Restrictions on Business.  There is no agreement (noncompete or
       ------------------------
otherwise), commitment, judgment, injunction, order or decree to which the Company is a party or otherwise binding upon the Company which has or reasonably could be expected to have the effect of prohibiting or impairing any business practice of the Company, any acquisition of property (tangible or intangible) by the Company or the conduct of business by the Company. Without limiting the foregoing, the Company has not entered into any agreement under which the Company is restricted from selling, licensing or otherwise distributing any of its products to any class of customers, in any geographic area, during any period of time or in any segment of the market.

  2.10 Title to Properties; Absence of Liens and Encumbrances.
       ------------------------------------------------------

       (a) The Company owns no real property, nor has it ever owned any real property. Schedule 2.10(a) sets forth a list of all real property currently, or at any time in the past, leased by the Company, the name of the lessor, the date of the lease and each amendment thereto and, with respect to any current lease, the aggregate annual rental and/or other fees payable under any such lease. All such current leases are in full force and effect, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default).

       (b) The Company has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used or held for use in its business, free and clear of any Liens, except as reflected in the Company Financials or in Schedule 2.10(b) and except for liens for taxes not yet due and payable and such imperfections of title and encumbrances, if any, which are not material in character, amount or extent, and which do not materially detract from the value, or materially interfere with the present use, of the property subject thereto or affected thereby.

  2.11 Intellectual Property.
       ---------------------

       (a) The Company owns, or is licensed or otherwise possesses legally enforceable rights to use, all patents, trademarks, trade names, service marks, copyrights, and any applications therefor, net lists, schematics, technology, know-how, computer software programs or applications (in both source code and object code form as to software programs and applications owned by the Company and in object code form as to software programs and applications licensed by the Company), and tangible or intangible proprietary information or material that are used in the business of the Company (the "Company Intellectual Property Rights").

       (b) Schedule 2.11(a) sets forth a complete list of all patents, registered and material unregistered trademarks, registered copyrights, trade names and service marks, and any applications therefor, included in the Company Intellectual Property Rights, and specifies, where applicable, the jurisdictions in which each such Company Intellectual Property Right has been issued or registered or in which an application for such issuance and registration has been filed, including the respective registration or application numbers and the names of all registered owners. Schedule 2.11(b) sets forth a complete list of all licenses, sublicenses and other agreements as to which the Company is a party and pursuant to which the Company or any other person is authorized to use any Company Intellectual Property Right or trade secret of the Company, and includes the identity of all parties thereto, a description of the nature and subject matter thereof, the applicable royalty or other fees and the term thereof. The execution and delivery of this Agreement by the Company, and the consummation of the transactions contemplated hereby, will neither cause the Company to be in violation or default under any such license, sublicense or agreement, nor entitle any other party to any such license, sublicense or agreement to terminate or modify such license, sublicense or agreement. Except as set forth in Schedules 2.11(a) or 2.11(b), the Company is the sole and exclusive owner or licensee of, with all right, title and interest in and to (free and clear of any liens or encumbrances), the Company Intellectual Property Rights, and has sole and exclusive rights (and is not contractually obligated to pay any compensation to any third party in respect thereof) to the use thereof or the material covered thereby in connection with the services or products in respect of which the Company Intellectual Property Rights are being used.

       (c) No claims with respect to the Company Intellectual Property Rights have been asserted or are threatened by any person, nor is the Company aware of any valid grounds for any bona fide claims, (i) to the effect that the manufacture, sale, licensing or use of any of the products of the Company infringes on any copyright, patent, trade mark, service mark, trade secret or other proprietary right of others, (ii) against the use by the Company of any trademarks, service marks, trade names, trade secrets, copyrights, maskworks, patents, technology, know-how or computer software programs and applications used in the Company's business as currently conducted or as proposed to be conducted by the Company, or (iii) challenging the ownership by the Company or the validity or effectiveness of any of the Company Intellectual Property Rights. All registered trademarks, service marks and copyrights held by the Company are valid and subsisting. To the best of the Company's knowledge, the Company has not infringed, and the business of the Company as currently conducted or as proposed to be conducted does not infringe, any copyright, patent, trademark, service mark, trade secret or other proprietary right of any third party. The Company is not aware of any material unauthorized use, infringement or misappropriation of any of the Company

Intellectual Property Rights by any third party, including any employee or former employee of the Company. No Company Intellectual Property Right or product of the Company is subject to any outstanding decree, order, judgment, or stipulation restricting in any manner the licensing thereof by the Company. Each employee, consultant or contractor of the Company has executed a proprietary information and confidentiality agreement substantially in the Company's standard forms. All software included in the Company Intellectual Property Rights is original with the Company and has been either created by employees of the Company on a work-for-hire basis or by consultants or contractors who have created such software themselves and have assigned all rights they may have had in such software to the Company.

  2.12  Agreements, Contracts and Commitments.  Except as set forth on Schedule
        -------------------------------------
2.12(a), the Company does not have, is not a party to nor is it bound by:

        (i) any collective bargaining agreements,

        (ii) any agreements or arrangements that contain any severance pay or post-employment liabilities or obligations,

        (iii) any bonus, deferred compensation, pension, profit sharing or retirement plans, or any other employee benefit plans or arrangements,

        (iv) any employment or consulting agreement, contract or commitment with an employee or individual consultant or salesperson or any consulting or sales agreement, contract or commitment under which any firm or other organization provides services to the Company,

        (v) any agreement or plan, including, without limitation, any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement,

        (vi) any fidelity or surety bond or completion bond,

        (vii) any lease of personal property having a value individually in excess of $10,000,

        (viii) any agreement of indemnification or guaranty,

        (ix) any agreement, contract or commitment containing any covenant limiting the freedom of the Company to engage in any line of business or to compete with any person,

        (x) any agreement, contract or commitment relating to capital expenditures and involving future payments in excess of $10,000,

        (xi) any agreement, contract or commitment relating to the disposition or acquisition of assets or any interest in any business enterprise outside the ordinary course of the Company's business,

        (xii) any mortgages, indentures, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit, including guaranties referred to in clause (viii) hereof,

        (xiii) any purchase order or contract for the purchase of raw materials involving $10,000 or more,

        (xiv) any construction contracts,

        (xv) any distribution, joint marketing or development agreement,

        (xvi) any agreement pursuant to which the Company has granted or may grant in the future, to any party, a source-code license or option or other right to use or acquire, contingent or otherwise, source-code, or

        (xvii) any other agreement, contract or commitment that involves $10,000 or more or is not cancelable without penalty within thirty (30) days.

The Company has not breached, violated or defaulted under, or received notice that it has breached, violated or defaulted under, any of the terms or conditions of any agreement, contract or commitment to which it is bound (including those set forth in any of the Company Schedules) (any such agreement, contract or commitment, a "Contract") in any manner which could reasonably be expected to have a Material Adverse Effect. Each Contract is in full force and effect and is not subject to any default thereunder of which the Company has knowledge by any party obligated to the Company pursuant thereto.

  2.13  Interested Party Transactions.  Except as set forth in Schedule 2.13, no
        -----------------------------
officer, director or stockholder of the Company (nor any ancestor, sibling, descendant or spouse of any of such persons, or any trust, partnership or corporation in which any of such persons has or has had an interest), has or has had, directly or indirectly, (i) an economic interest in any entity which furnished or sold, or furnishes or sells, services or products that the Company furnishes or sells, or proposes to furnish or sell, (ii) an economic interest in any entity that purchases from or sells or furnishes to the Company any goods or services or (iii) a beneficial interest in any Contract; provided, that ownership of no more than one percent (1%) of the outstanding voting stock of a publicly-traded corporation shall not be deemed an "economic interest in any entity" for purposes of this Section 2.13.

  2.14 Compliance with Laws.  The Company has complied in all respects with, is
       --------------------
not in violation of, and has not received any notices of violation with respect to, any foreign, federal, state or local statute, law or regulation, the violation of which could reasonably be expected to have a Material Adverse Effect.

  2.15 Litigation.  Except as set forth in Schedule 2.15, there is no action,
       ----------
suit or proceeding of any nature pending or to the Company's knowledge threatened against the Company, its properties or any of its officers or directors, in their respective capacities as such. Except as set forth in
Schedule 2.15, there is no investigation pending or threatened against the Company, its properties or any of its officers or directors by or before any governmental entity. Schedule 2.15 sets forth, with respect to any pending or threatened action, suit, proceeding or investigation, the forum, the parties thereto, the subject matter thereof and the amount of damages claimed or other remedy requested. No governmental entity has at any time challenged or questioned the legal right of the Company to manufacture, offer or sell any of its products in the present manner or style thereof. Schedule 2.15 also lists all suits and legal actions initiated by the Company.

  2.16 Insurance.  With respect to the insurance policies and fidelity bonds
       ---------
covering the assets, business, equipment, properties, operations, employees, officers and directors of the Company, there is no claim by the Company pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid, and the Company is otherwise in material compliance with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage). The Company has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies. Such policies of insurance and bonds are the type and in the amounts customarily carried by persons conducting businesses similar to those of the Company.

  2.17 Minute Books.  The minute books of the Company made available to counsel
       ------------
for Buyer are the only minute books of the Company and contain an accurate summary of all meetings of directors (or committees thereof) and stockholders or actions by written consent since the time of incorporation of the Company.

  2.18 Environmental Matters.
       ---------------------

       (a) Hazardous Material. The Company has not operated any underground
           ------------------
storage tanks, and has no knowledge of the existence, at any time, of any underground storage tank (or related piping or pumps), at any property that the Company has at any time owned, operated, occupied or leased. The Company has not released any amount of any substance that has been designated by any Governmental Entity or by applicable federal, state or local law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, oil and petroleum products, urea-formaldehyde and all substances listed as a "hazardous substance," "hazardous waste," "hazardous material" or "toxic substance" or words of similar import, under any law, including but not limited to, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended; the Resource Conservation and Recovery Act of 1976, as amended; the Federal Water Pollution Control Act, as amended; the Clean

Air Act, as amended, and the regulations promulgated pursuant to such laws, (a "Hazardous Material"). No Hazardous Materials are present as a result of the actions or omissions of the Company, or, to the Company's knowledge, as a result of any actions of any third party or otherwise, in, on or under any property, including the land and the improvements, ground water and surface water thereof, that the Company has at any time owned, operated, occupied or leased.

        (b) Hazardous Materials Activities. The Company has not transported,
            ------------------------------
stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any law in effect on or before the Closing, nor has the Company disposed of, transported, sold, or manufactured any product containing a Hazardous Material (any or all of the foregoing being collectively referred to as "Hazardous Materials Activities") in violation of any rule, regulation, treaty or statute promulgated by any Governmental Entity in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

        (c) Permits. The Company currently holds all environmental approvals,
            -------
permits, licenses, clearances and consents (the "Environmental Permits") necessary for the conduct of the Company's Hazardous Material Activities and other businesses of the Company as such activities and businesses are currently being conducted.

        (d) Environmental Liabilities. No action, proceeding, revocation
            -------------------------
proceeding, amendment procedure, writ, injunction or claim is pending or threatened concerning any Environmental Permit, Hazardous Material or any Hazardous Materials Activity of the Company. The Company is not aware of any fact or circumstance which could involve the Company in any environmental litigation or impose upon the Company any environmental liability.

  2.19  Brokers' and Finders' Fees; Third Party Expenses.  Other than pursuant
        ------------------------------------------------
to a Letter Agreement dated November 1, 1996 (executed by the Company on November 7, 1996) between the Company and Hambrecht & Quist, the Company has not incurred, nor will incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby. Schedule 2.19 sets forth the Founders' current reasonable estimate of all Third Party Expenses (as defined in Section 5.4) expected to be incurred by the Company in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby.

  2.20  Employee Matters and Benefit Plans.
        ----------------------------------

        (a) Definitions. With the exception of the definition of "Affiliate" set
            -----------
forth in Section 2.20(a)(i) below (which definition shall apply only to this Section 2.20), for purposes of this Agreement, the following terms shall have the meanings set forth below:

            (i) "Affiliate" shall mean any other person or entity under common
                 ---------
control with the Company within the meaning of Section 414(b) or (c) of the Code and the regulations thereunder;

            (ii) "ERISA" shall mean the Employee Retirement Income Security Act
                  -----
of 1974, as amended;

            (iii) "Company Employee Plan" shall refer to any plan, program,
                   ---------------------
policy, practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether formal or informal, funded or unfunded, including without limitation, each "employee benefit plan", within the meaning of Section 3(3) of ERISA which is or has been maintained, contributed to, or required to be contributed to, by the Company or any Affiliate for the benefit of any "Employee" (as defined below), and pursuant to which the Company or any Affiliate has or may have any material liability;

            (iv) "Employee" shall mean any current, former, or retired employee,
                  --------
officer, or director of the Company or any Affiliate;

            (v) "Employee Agreement" shall refer to each management, employment,
                 ------------------
severance, consulting, relocation, repatriation, expatriation, visas, work permit or similar agreement or contract between the Company or any Affiliate and any Employee or consultant;

            (vi) "IRS" shall mean the Internal Revenue Service;
                  ---

            (vii) "Multiemployer Plan" shall mean any "Pension Plan" (as defined
                   ------------------
below) which is a "multiemployer plan", as defined in Section 3(37) of ERISA;
and

            (viii) "Pension Plan" shall refer to each Company Employee Plan
                    ------------
which is an "employee pension benefit plan", within the meaning of Section 3(2) of ERISA.

        (b) Schedule. Schedule 2.20(b) contains a complete list of each Company
            --------
Employee Plan and each Employee Agreement. The Company does not have any legally binding plan or commitment to establish any new Company Employee Plan or Employee Agreement, to modify any Company Employee Plan or Employee Agreement (except to the extent required by law or to conform any such Company Employee Plan or Employee Agreement to the requirements of any applicable law, or as required by this Agreement), or to enter into any Company Employee Plan or Employee Agreement, nor does it have any present intention to do any of the foregoing.

        (c) Documents. The Company has provided to Buyer (i) correct and
            ---------
complete copies of all documents embodying each Company Employee Plan and each Employee Agreement including all amendments thereto; (ii) the most recent annual actuarial valuations, if any, prepared for each Company Employee Plan; (iii) the most recent annual report (Series 5500 and all schedules thereto), if any, required under ERISA or the Code in connection with each Company Employee Plan or related trust; (iv) if the Company Employee Plan is funded, the most recent annual and periodic accounting of Company Employee Plan assets; (v) the most recent summary plan description together with the most recent summary of material modifications, if any, required under ERISA with respect to each Company Employee Plan; (vi) all IRS determination letters and rulings relating to

Company Employee Plans; and (vii) all communications material to any Employee or Employees relating to any Company Employee Plan and any proposed Company Employee Plans, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any material liability to the Company.

        (d) Employee Plan Compliance. Except as set forth on Schedule 2.20(d),
            ------------------------
(i) the Company has performed in all material respects all obligations required to be performed by it under each Company Employee Plan, and each Company Employee Plan has been established and maintained in all material respects in accordance with its terms and in compliance with all applicable laws, statutes, orders, rules and regulations, including but not limited to ERISA or the Code;
(ii) no non-exempt "prohibited transaction", within the meaning of Section 4975 of the Code or Section 406 of ERISA, has occurred with respect to any Company Employee Plan which would have a Material Adverse Effect; (iii) there are no actions, suits or claims pending, or, to the knowledge of the Company, threatened or anticipated (other than routine claims for benefits) against any Company Employee Plan or against the assets of any Company Employee Plan; (iv) there are no inquiries or proceedings pending or, to the knowledge of the Company threatened by the IRS or the Department of Labor with respect to any Company Employee Plan; and (v) the Company is not subject to any material penalty or tax with respect to any Company Employee Plan under Section 502(i) of ERISA or Section 4976 through 4980 of the Code.

        (e) Pension Plans. The Company does not now, nor has it ever,
            -------------
maintained, established, sponsored, participated in, or contributed to, any Pension Plan which is subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA or Section 412 of the Code.

        (f) Multiemployer Plans.  At no time has the Company contributed to any
            -------------------
Multiemployer Plan.

        (g) No Post-Employment Obligations. Except as set forth in Schedule
            ------------------------------
2.20(g), no Company Employee Plan provides, or has any obligation to provide, life insurance, medical or other employee benefits to any Employee upon his or her retirement or termination of employment for any reason, except as may be required by applicable law, rule or regulation, and the Company has never represented, promised or contracted (whether in oral or written form) to any Employee (either individually or to Employees as a group) that such Employee(s) would be provided with life insurance, medical or other employee welfare benefits upon their retirement or termination of employment, except to the extent required by statute.

        (h) Effect of Transaction.
            ----------------------

            (i) Except as set forth on Schedule 2.20(h), the execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Company Employee Plan, Employee Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee.

            (ii) Except as set forth on Schedule 2.20(h), no payment or benefit which will or may be made by the Company or Buyer or any of their respective affiliates with respect to any Employee will be characterized as an "excess parachute payment", within the meaning of Section 280G(b)(1) of the Code.

        (i) Employment Matters. The Company (i) is in compliance in all material
            ------------------
respects with all applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Employees; (ii) is not liable for material amounts in respect of any arrears of wages or any material penalty for failure to comply with any of the foregoing; and (iii) is not liable for any payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for Employees (other than routine payments to be made in the normal course of business and consistent with past practice).

        (j) Labor. No work stoppage or labor strike against the Company is
            -----
pending or, to the best knowledge of the Company, threatened. The Company is not involved in or, to the best knowledge of the Company, threatened with, any labor dispute, grievance, or litigation relating to labor, safety or discrimination matters involving any Employee, including, without limitation, charges of unfair labor practices or discrimination complaints, which, if adversely determined, would, individually or in the aggregate, result in material liability to the Company. Neither the Company nor any of its subsidiaries has engaged in any unfair labor practices within the meaning of the National Labor Relations Act which would, individually or in the aggregate, directly or indirectly result in a material liability to the Company. The Company is not presently, nor has it been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to Employees and no collective bargaining agreement is being negotiated by the Company.

  2.21  Section 280(g).  The Company has obtained all stockholder consents
        --------------
necessary to exempt any payments contemplated pursuant to this Agreement from
Section 280(g) of the Code.

  2.22 Representations Complete. None of the representations or warranties made
       ------------------------
by the Founders (as modified by the Company Schedules), nor any statement made in any schedule or certificate furnished by the Founders pursuant to this Agreement contains or will contain at the Closing, any untrue statement of a material fact, or omits or will omit at the Closing to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

                                  ARTICLE III

            REPRESENTATIONS, WARRANTIES AND COVENANTS OF EACH SELLER

  Each Seller severally and not jointly hereby represents, warrants and covenants to Buyer as follows:

  3.1 Authority. Such Seller has all requisite power and authority to enter into
      ---------
this Agreement and to consummate the transactions contemplated hereby. If such Seller is not an individual, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate or partnership action on the part of the Seller. If applicable, the Board of Directors (or comparable managing body) of Seller has unanimously approved this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Seller and constitutes the valid and binding obligation of the Seller, enforceable in accordance with its terms except as such enforceability may be limited by principles of public policy and subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies. The execution and delivery of this Agreement by the Seller does not, and as of the Closing Date the consummation of the transactions contemplated hereby will not, result in any Conflict with (i) any provision of the Certificate of Incorporation, Articles of Organization or Bylaws (or comparable organizational document) of the Seller, if applicable, or (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Seller. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity or any third party (so as not to trigger any Conflict), is required by or with respect to the Seller in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

  3.2   Good and Marketable Title.
        -------------------------

        (a) Company Capital Stock. In the case of a Stockholder, Seller is the
            ---------------------
sole owner, beneficially and of record, of all Purchased Shares to be sold by Seller hereunder and has not granted any other person any interest therein. Seller has good and marketable title to all Purchased Shares, free and clear of any and all liens, encumbrances, equities, security interests, and claims whatsoever, with full right and authority to deliver the same hereunder, and upon delivery of such Purchased Shares and payment of the consideration therefor as contemplated hereby, will convey to Buyer good and marketable title to the Purchased Shares free and clear of all liens, claims, encumbrances, equities, security interests, preemptive rights, rights of first refusal, and any other claim of any third party;

        (b) Company Options. In the case of the Option Holders and Wexford,
            ---------------
Seller is the sole owner, beneficially and of record, of all Company Options to be canceled by such person pursuant hereto and has not granted any other person any interest therein. Seller has good and marketable title to all such Company Options, free and clear of any and all liens, encumbrances, equities, security interests, and claims whatsoever, with full right and authority to cancel the same hereunder, and upon such cancellation and payment of the consideration therefor as contemplated hereby, such Company Options will be extinguished and of no further force or effect.

  3.3   Investment Representations.
        --------------------------

        (a) Investment Intent. The Seller is acquiring the Buyer Common Stock or
            -----------------
in the case of the Option Holders options therefor (collectively, the "Securities") for the Seller's own account for investment purposes only and not with a view to, or for resale in connection with any "distribution" thereof in violation of the Securities Act of 1933, as amended (the "Securities Act").

        (b) Information About Buyer. The Seller is aware of Buyer's business
            -----------------------
affairs and financial condition and has acquired sufficient information about Buyer to reach an informed and knowledgeable decision to acquire the Securities (based in part on the representations and warranties of Buyer contained in Article IV).

        (c) High Risk. The Seller realizes that investment in the Securities
            ---------
involves a high degree of risk. The Seller is able to bear the risk of the investment, to hold the Securities for an indefinite period of time and to suffer a complete loss of the investment.

        (d) Securities Not Registered. The Seller understands that the
            -------------------------
Securities have not been registered under the Securities Act in reliance upon a specific exemption therefrom.

        (e) Held Indefinitely. The Seller further understands that the
            -----------------
Securities may be disposed of only if subsequently registered under the Securities Act or unless an exemption from registration is otherwise available. In addition, the Seller understands that the certificate(s) evidencing the Securities will be imprinted with a legend which prohibits the transfer of the Securities unless they are registered or such registration is not required in the opinion of counsel satisfactory to Buyer.

        (f)  Rule 144. The Seller is familiar with the provisions of Rule 144
             --------
promulgated under the Securities Act.

        (g) No Public Market. The Seller further understands that at the time
            ----------------
the Seller wishes to sell the Securities there may be no public market upon which to make such a sale, and that, even if such a public market then exists, Buyer may not be satisfying the current public information requirements of Rule 144, and that, in such event, the Seller would be precluded from selling the Securities under Rule 144 even if the two-year minimum holding period had been satisfied.

  3.4   Standstill and Restrictions on Transfer.  Seller agrees to abide by the
        ---------------------------------------
provisions of Sections 2.15 and 2.16 of the Rights Agreement (as defined herein) with regard to any transfers of Buyer Common Stock, or other securities of Buyer, by Seller.

  3.5   Maximum Net Worth.  In the case of any Seller who will acquire voting
        -----------------
securities of Buyer having a Closing Fair Market Value of at least $15 million, Seller (and any "ultimate parent entity" of Seller, as such term is defined in the regulations to the Hart-Scott Rodino Antitrust Improvements Act of 1976) has a net worth less than $100 million.

  3.6   Tax Matters.
        -----------

        (a) Seller is the beneficial owner of all Company Capital Stock held by such persons (including Company Capital Stock issuable upon exercise of Company Options) and did not acquire any of the Company Capital Stock in contemplation of the Purchase.

        (b) Seller has not engaged in a Sale (as defined below) of any shares of Company Capital Stock in contemplation of the Purchase.

        (c) Seller has no current plan or intention (a "Plan") to engage in a sale, exchange, transfer, redemption or reduction in any way of Seller's risk of ownership by short sale or otherwise, or other disposition, directly or indirectly (such actions being collectively referred to herein as a "Sale") of any of Buyer Common Stock (on a fully diluted basis, giving effect to all options) to be received by Seller hereunder.

        (d) If Seller is a partnership, then the term "Sale" as used in paragraph (c) above shall not be deemed to include any distribution to Seller's partners, provided that if any recipient of any such distribution will receive shares of Buyer Common Stock having a fair market value of 1% or more of the fair market value of all the shares of Company Capital Stock presently outstanding, Seller is not aware of any Plan on the part of such recipient to engage in a Sale of any of the shares of Buyer Common Stock (on a fully diluted basis, giving effect to all options) to be received by such recipient in such distribution.

        (e) Seller is not aware of, or participating in, any Plan on the part of the stockholders of the Company to engage in a Sale or Sales of the Buyer Common Stock to be received hereunder such that the aggregate fair market value, as of the Closing of the shares subject to such Sales would exceed 50% of the aggregate fair market value of all shares of outstanding Company Capital Stock immediately prior to such Closing.

        (f) Seller understands that Buyer and its affiliates, as well as legal counsel to Company and Buyer (in connection with rendering their opinions that the Purchase will be a "reorganization" within the meaning of Section 368 of the
Code) will be relying on (a) the truth and accuracy of the representations contained herein and (b) Seller's performance of the obligations set forth herein.

                                  ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF BUYER

  Buyer represents and warrants to the Sellers as follows:

  4.1  Organization, Standing and Power.  Buyer is a corporation duly organized,
       --------------------------------
validly existing and in good standing under the laws of the State of Delaware. Buyer has the corporate power to own its properties and to carry on its business as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified would have a material adverse effect on Buyer and its subsidiaries, taken as a whole.

  4.2   Authority. Buyer has all requisite corporate power and authority to
        ---------
enter into this Agreement and the Rights Agreement (as defined below) and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the Rights Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Buyer. This Agreement and the Rights Agreement have been duly executed and delivered by Buyer and constitute the valid and binding obligations of Buyer, enforceable in accordance with its terms.

  4.3   Capital Structure.
        -----------------

        (a) The authorized stock of Buyer consists of 30,000,000 shares of Common Stock, of which approximately 11,895,614 shares were issued and outstanding as of November 8, 1996, and 5,000,000 shares of Preferred Stock, none of which is issued or outstanding. All such shares have been duly authorized, and all such issued and outstanding shares have been validly issued, are fully paid and nonassessable and are free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof.

        (b) The shares of Buyer Common Stock to be issued hereunder when issued, will be duly authorized, validly issued, fully paid, non-assessable and, subject to the accuracy of the representations of the Sellers as set forth in Article III hereof, issued in compliance with applicable federal and state securities laws.

  4.4   SEC Documents; Buyer Financial Statements.  Buyer has furnished or made
        -----------------------------------------
available to the Founders or legal counsel to the Company true and complete copies of all reports or registration statements filed by it with the SEC since December 12, 1995, all in the form so filed (all of the foregoing being collectively referred to as the "SEC Documents"). As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as the case may be, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a document subsequently filed with the SEC. The financial statements of Buyer, including the notes thereto, included in the SEC Documents (the "Buyer Financial Statements") comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP consistently applied (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) and present fairly the consolidated financial position of Buyer at the dates thereof and the consolidated results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal audit adjustments). There has been no change in Buyer accounting policies except as described in the notes to Buyer Financial Statements; provided, however, Buyer may have restated or may restate one or more of Buyer Financial Statements to reflect acquisitions entered into subsequent to the respective dates thereof.

  4.5   No Material Adverse Change. Since the date of the balance sheet included
        --------------------------
in Buyer's most recently filed report on Form 10-Q, Buyer has conducted its business in the ordinary course and there has not occurred: (a) any material adverse change in the financial condition, liabilities, assets or business of Buyer; (b) any amendment or change in the Certificate of Incorporation or Bylaws of Buyer (other than restatements of the Certificate or Incorporation which did not require stockholders' approval); or (c) any damage to, destruction or loss of any assets of Buyer, (whether or not covered by insurance) that materially and adversely affects the financial condition or business of Buyer.

  4.6   Litigation.  There is no action, suit, proceeding, claim, arbitration or
        ----------
investigation pending, or as to which Buyer has received any notice of assertion against Buyer, which in any manner challenges or seeks to prevent, enjoin, alter or materially delay any of the transactions contemplated by this Agreement or, if adversely determined, is reasonably likely to have a material adverse effect on the financial condition or business of Buyer as a whole.

  4.7   Brokers' and Finders' Fees.  Other than pursuant to a Letter Agreement
        --------------------------
dated December [__], 1996 between the Buyer and Cowen & Co., Buyer has not incurred, now will incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

  4.8   Continuity of Business Enterprise; Section 368 Reorganization.  It is
        -------------------------------------------------------------
the present intention of Buyer to cause the Surviving Corporation to continue at least one significant historic business line of the Company, or to use at least a significant portion of the Company's historic business assets in a business, in each case within the meaning of Treasury Regulation Section 1.368-1(d). Buyer will use all reasonable efforts, and will cause the Surviving Corporation to use all reasonable efforts, to take no action that would cause the Purchase not to constitute a reorganization within the meaning of Section 368 of the Code.

  4.9   Employee Benefit Plans; ERISA.
        -----------------------------

        (a) Except as described in the Buyer's SEC Documents filed prior to the date of this Agreement or as would not have a material adverse effect on Buyer and its subsidiaries taken as a whole, all Buyer Employee Benefit Plans (as defined below) are in compliance with all applicable requirements of law, including (without limitation) ERISA and the Code.

        (b) As used herein:

            (i) "Buyer Employee Benefit Plan" means any Plan (as defined below)
                 ---------------------------
entered into, established, maintained, sponsored, contributed to or required to be contributed to by Buyer or any of its subsidiaries for the benefit of the current or former employees or directors of Buyer or any of its subsidiaries and existing on the date of this Agreement or at any time subsequent thereto and on or prior to the Closing and, in the case of a Plan which is subject to Part 3 of Title I of ERISA, Section 412 of the Code or Title IV of ERISA, at any time during the five-year period preceding the date of this Agreement; and

            (ii) "Plan" means any employment, bonus, incentive compensation,
                  ----
deferred compensation, pension, profit sharing, retirement, stock purchase, stock option, stock ownership, stock appreciation rights, phantom stock, leave of absence, layoff, vacation, day or dependent care, legal services, cafeteria, life, health, medical, accident, disability, workmen's compensation or other insurance, severance, separation, termination, change of control or other benefit plan, agreement, practice, policy, program or arrangement of any kind, whether written or oral, including, but not limited to any "employee benefit plan" within the meaning of Section 3(3) of ERISA.

                                   ARTICLE V

                         CONDUCT PRIOR TO THE CLOSING

  5.1   Conduct of Business of the Company.
        ----------------------------------

        (a) Company Conduct. During the period from the date of this Agreement
            ---------------
and continuing until the earlier of the termination of this Agreement and the Closing, the Founders agree to cause the Company (except to the extent that Buyer shall otherwise consent in writing) to carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, to pay its debts and Taxes when due, to pay or perform other obligations when due, and, to the extent consistent with such business, to use all reasonable efforts consistent with past practice and policies to preserve intact its present business organization, keep available the services of its present officers and key employees and preserve their relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, all with the goal of preserving unimpaired its goodwill and ongoing businesses at the Closing. The Founders shall promptly notify Buyer of any event or occurrence or emergency not in the ordinary course of its business, and any material event involving or adversely affecting the Company or its business. Except as expressly contemplated by this Agreement, the Founders shall not permit the Company, without the prior written consent of
Buyer:

            (i) Enter into any commitment, activity or transaction not in the ordinary course of business;

            (ii) Transfer to any person or entity any rights to any Company Intellectual Property Rights;

            (iii) Enter into or amend any agreements pursuant to which any other party is granted manufacturing, marketing, distribution or similar rights of any type or scope with respect to any products of the Company;

            (iv) Amend or otherwise modify (or agree to do so), except in the ordinary course of business, or violate the terms of, any of the agreements set forth or described in the Company Schedules;

            (v)  Commence any litigation;

            (vi) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of the Company, or repurchase, redeem or otherwise acquire, directly or indirectly, any shares of its capital stock (or options, warrants or other rights exercisable therefor);

            (vii) Except for the issuance of shares of Company Capital Stock upon exercise or conversion of presently outstanding Options or Preferred Stock, issue, grant, deliver or sell or authorize or propose the issuance, grant, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities;

            (viii) Cause or permit to be made any amendments to its Certificate of Incorporation or Bylaws;

            (ix) Acquire or agree to acquire by merging or consolidating with, or by purchasing any assets or equity securities of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the business of the Company;

            (x) Sell, lease, license or otherwise dispose of any of its properties or assets, except in the ordinary course of business and consistent with past practice;

            (xi) Incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities of the Company or guarantee any debt securities of others, including, without limitation, pursuant to that certain Revolving Credit and Security Agreement described in Section 5.17 hereof;

            (xii) Grant any severance or termination pay to any director, officer employee or consultant;

            (xiii) Adopt or amend any employee benefit plan, program, policy or arrangement, or enter into any employment contract, extend any employment offer, pay or agree to pay any special bonus or special remuneration to any director, employee or consultant, or increase the salaries or wage rates of its employees;

            (xiv) Revalue any of its assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business and consistent with past practice;

            (xv) Take any action, including the acceleration of vesting of any options, warrants, restricted stock or other rights to acquire shares of the capital stock of the Company, that could jeopardize the tax-free reorganization hereunder;

            (xvi) Pay, discharge or satisfy, in an amount in excess of $5,000, in any one case, or $10,000, in the aggregate, any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against in the Company Financial Statements or incurred in the ordinary course of business since November 30, 1996;

            (xvii) Make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

            (xviii) Enter into any strategic alliance, joint development or joint marketing arrangement or agreement;

            (xix) Fail to pay or otherwise satisfy its monetary obligations as they become due, except such as are being contested in good faith;

            (xx) Waive or commit to waive any rights with a value in excess of $5,000, in any one case, or $10,000, in the aggregate;

            (xxi) Cancel, materially amend or renew any insurance policy other than in the ordinary course of business;

            (xxii) Alter, or enter into any commitment to alter, its interest in any corporation, association, joint venture, partnership or business entity in which the Company directly or indirectly holds any interest on the date hereof; or

            (xxiii) Take, or agree in writing or otherwise to take, any of the actions described in Sections 4.1(i) through (xxii) above, or any other action that would prevent the Company from performing or cause the Company not to perform its covenants hereunder.

        (b) Buyer Conduct. Buyer shall promptly notify the Company of any event
            -------------
or occurrence which is not in the ordinary course of business of Buyer and which is material and adverse to the business of Buyer.

  5.2   No Solicitation.  Until the earlier of the Closing and the date of
        ---------------
termination of this Agreement pursuant to the provisions of Section 9.1 hereof, each of the Sellers will not (nor will the Founders permit the Company or any of the Company's officers, directors, stockholders, agents, representatives or affiliates to) directly or indirectly, take any of the following actions with any party other than Buyer and its designees: (a) solicit, initiate, entertain, or encourage any proposals or offers from, or conduct discussions with or engage in negotiations with, any person relating to any possible acquisition of the Company (whether by way of merger, purchase of capital stock, purchase of assets or otherwise), any material portion of its or their capital stock or assets or any equity interest in the Company, (b) provide information with respect to it to any person, other than Buyer, relating to, or otherwise cooperate with, facilitate or encourage any effort or attempt by any such person with regard to, any possible acquisition of the Company (whether by way of merger, purchase of capital stock, purchase of assets or otherwise), any material portion of its or their capital stock or assets or any equity interest in the Company, (c) enter into an agreement with any person, other than Buyer, providing for the acquisition of the Company (whether by way of merger, purchase of capital stock, purchase of assets or otherwise), any material portion of its or their capital stock or assets or any equity interest in the Company, or (d) make or authorize any statement, recommendation or solicitation in support of any possible acquisition of the Company (whether by way of merger, purchase of capital stock, purchase of assets or otherwise), any material portion of its or their capital stock or assets or any equity interest in the Company by any person, other than by Buyer. To the extent within such Seller's power, each Seller shall immediately cease and cause to be terminated any such contacts or negotiations made by or entered into by the Company or such Seller with third parties relating to any such transaction or proposed transaction. In addition to the foregoing, if the Company or any Seller receives prior to the Closing or the termination of this Agreement any offer or proposal relating to any of the above, to the extent within such Seller's knowledge, such Seller shall immediately notify Buyer thereof, including information as to the identity of the offeror or the party making any such offer or proposal and the specific terms of such offer or proposal, as the case may be, and such other information related thereto as Buyer may reasonably request. Except as contemplated by this Agreement, disclosure by the Company or any Seller of the terms of this Agreement (other than the prohibition of this section) shall be deemed to be a violation of this Section 5.2. Nothing contained in this Section 5.2 shall prohibit or restrict any of the Company's directors and officers from fulfilling his or her fiduciary obligations in such capacity.

  5.3   No Encumbrance.  Until the earlier of the Closing Date or the date of
        --------------
termination of this Agreement, each Seller will not (and such Seller will not permit any of its officers, directors, agents, representatives or affiliates to) directly or indirectly, take any action which could in any way and at any time impair such Seller's good and valid title to all shares of Company Capital Stock or Company Options or could cause or lead to the creation of any lien, claim, charge, restriction, pledge, security interest, option, right of any nature or other legal or equitable encumbrance with regard to any share or shares of Company Capital Stock or Company Options.

                                   ARTICLE VI

                             ADDITIONAL AGREEMENTS

  6.1   Access to Information.  Each party shall afford the others and its
        ---------------------
accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Closing to (a) all of its properties, books, contracts, commitments and records, and (b) all other information concerning the business, properties and personnel (subject to restrictions imposed by applicable law) of it as the others may reasonably request, subject, in the case of Buyer, to reasonable limits on access to its technical and other nonpublic information. No information or knowledge obtained in any investigation pursuant to this Section 6.1 shall affect or be deemed to modify any representation or warranty contained herein or, except as provided by Section 7.3(h), the conditions to the obligations of the parties to consummate the Purchase.

  6.2   Confidentiality.  Each of the parties hereto hereby agrees to keep such
        ---------------
information or knowledge obtained in any investigation pursuant to Section 6.1, or pursuant to the negotiation and execution of this Agreement or the effectuation of the transactions contemplated hereby, confidential; provided, however, that the foregoing shall not apply to information or knowledge which
(a) a party can demonstrate was already lawfully in its possession prior to the disclosure thereof by the other party, (b) is generally known to the public and did not become so known through any violation of law, (c) becomes known to the public through no fault of such party, (d) is later lawfully acquired by such party from other sources, (e) is required to be disclosed by order of court or government agency with subpoena powers or (f) which is disclosed in the course of any litigation between any of the parties hereto.

  6.3   Expenses.
        --------

        (a) If the Purchase is not consummated, all fees and expenses incurred in connection with the Purchase, including without limitation, all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties ("Third Party Expenses") incurred by Buyer, on the one hand, or by the Company or the Sellers, on the other hand, in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby, shall be the obligation of the respective party incurring such fees and expenses.

        (b) If the Purchase is consummated, all Third Party Expenses incurred by Buyer or the Company (but not the Sellers individually and apart from the Company) shall be the obligation of Buyer; provided, however, that Buyer shall not be responsible for Third Party Expenses of the Company exceeding $175,000, in addition to the $400,000 payable to Hambrecht & Quist pursuant to the agreement referred to in Section 2.19 hereof, which shall be paid as provided in
Section 7.2(f).

  6.4   Public Disclosure.  Unless otherwise required by law (including, without
        -----------------
limitation, federal and state securities laws) or, as to Buyer, by the rules and regulations of the National Association of Securities Dealers, Inc., prior to the Closing, no disclosure (whether or not in response to an inquiry) of the subject matter of this Agreement shall be made by any party hereto unless approved by Buyer and the Founders and Wexford prior to release, provided that such approval shall not be unreasonably withheld.

  6.5   Consents.  The Sellers shall use their best efforts to obtain the
        --------
consents, waivers and approvals under any of the Contracts or as may be required in connection with the Purchase (all of which consents, waivers and approvals are set forth in Schedule 7.3(c)) so as to preserve all rights of and benefits to the Company under such contracts or to consummate the transactions contemplated hereby.

  6.6   FIRPTA Compliance.  On or prior to the Closing Date, the Sellers shall
        -----------------
cause the Company to deliver to Buyer a properly executed statement in a form reasonably acceptable to Buyer for purposes of satisfying Buyer's obligations under Treasury Regulation Section 1.1445-2(c)(3).

  6.7   Legal Requirements.  Subject to the terms and conditions provided in
        ------------------
this Agreement, each of the parties hereto shall use its reasonable efforts to take promptly, or cause to be taken, all reasonable best actions, and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby, to obtain all necessary waivers, consents and approvals, to effect all necessary registrations and filings and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement for the purpose of securing to the parties hereto the benefits contemplated by this Agreement; provided that Buyer shall not be required to agree to any divestiture by Buyer or the Company or any of Buyer's subsidiaries or affiliates of shares of capital stock or of any business, assets or property of Buyer or its subsidiaries or affiliates or the Company or its affiliates, or the imposition of any material limitation on the ability of any of them to conduct their businesses or to own or exercise control of such assets, properties and stock.

  6.8   Notification of Certain Matters.  Each Seller shall give prompt notice
        -------------------------------
to Buyer, and Buyer shall give prompt notice to the Sellers, of (i) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which is likely to cause any representation or warranty of such Seller or Buyer, respectively, contained in this Agreement to be untrue or inaccurate at or prior to the Closing and (ii) any failure of such Seller or Buyer, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 6.8 shall not limit or otherwise affect any remedies available to the party receiving such notice.

  6.9   Certain Benefit Plans.  Following the Closing, Buyer shall take such
        ---------------------
reasonable actions as are necessary to allow eligible employees of the Company to participate in the benefit programs of Buyer, or alternative benefits programs substantially comparable to those applicable to employees of Buyer on similar terms, as soon as practicable after the Closing. Without limiting the generality of the above, Buyer shall, with respect to all employees of the Company who become employees of Buyer or Surviving Corporation, or who are employees of the Company, in each case, on or after the Closing (the "Employees"), provide coverage under welfare benefit plans, programs and arrangements (the "Welfare Plans") providing benefits not substantially less favorable in the aggregate to the Employees than the Welfare Plans covering the other similarly situated employees of Buyer as in effect immediately prior to the Closing, including (without limitation) group health plans which do not exclude or limit the coverage of the Employees on account of waiting periods or preexisting conditions, and which have in all material respects identical or superior coverage in terms of employee participation. The Employees shall be subject to the other personnel and compensation policies and practices of the Buyer in the same manner as Buyer's similarly situated employees. For purposes of any length of service requirements, waiting periods, vesting periods or differential benefits based on length of service under any Welfare Plans or other plans for which an

Employee may be eligible after the Closing, Buyer shall ensure that service by such Employee with the Company shall be treated in the same manner as service with the Buyer.

  6.10  Buyer Stock Options.
        -------------------

        (a) After the date hereof, but prior to the Closing Date, Buyer and Company shall agree upon the allocation to certain directors, officers and other employees of the Company of options to purchase an aggregate of 500,000 shares of Buyer Common Stock (the "Employee Options").

        (b) At the Closing, Buyer shall grant the Employee Options in accordance with such previously agreed upon allocation under Buyer's 1996 Nonstatutory Stock Option Plan. Each such option granted to any of the Sellers shall vest and become exercisable at a rate of 1/3rd of the shares subject thereto on each of the first, second and third anniversaries of the date of grant. Each such option granted to any other person shall vest in accordance with Buyer's standard vesting schedule of 25% of such options vesting upon the one-year anniversary of the date of grant and 1/48th vesting monthly thereafter, except for each such option granted to any of the Sellers, which shall vest and become exercisable as to one-third of such options upon each of the first three anniversaries of this Agreement. The exercise price of each such option shall be equal to the closing sale price of Buyer's Common Stock, as traded on the Nasdaq National Market and reported by the Wall Street Journal, on the last business day immediately preceding the Closing Date.

  6.11  Additional Documents and Further Assurances.  Each party hereto, at the
        -------------------------------------------
request of the other party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be reasonably necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

  6.12  Form S-8.  Promptly after the Closing, Buyer shall file a registration
        --------
statement on Form S-8 covering, and any necessary application to qualify for trading on the principal market for the Buyer Common Stock, the shares of Buyer Common Stock issuable with respect to the Employee Options and the options issuable to the Option Holders pursuant to Section 1.2.

  6.13  Company's Auditors.  The Company will use its best efforts to cause its
        ------------------
management and its independent auditors to facilitate on a timely basis (i) the preparation of financial statements (including pro forma financial statements if required) as required by Buyer to comply with applicable SEC regulations and
(ii) the review of the Company's audit work papers for up to the past three years, including the examination of selected interim financial statements and data.

  6.14  Arrangements with Wexford.  At the Closing, Buyer shall pay all
        -------------------------
outstanding principal amounts, together with all accrued and unpaid interest thereon, due under the Revolving Credit and Security Agreement, dated August 6, 1996, among the Company, as borrower, Wexford Capital and Wexford Overseas, as lenders, and Wexford Management LLC, as Agent. The aggregate amount outstanding thereunder as of December 16, 1996 was $1,200,000 plus accrued interest of $21,944.44. At the Closing, Buyer (or the Surviving Corporation) shall execute and deliver an Instrument of Assignment and Assumption with respect to certain office premises in Short Hills,

New Jersey satisfactory to Wexford. At the closing, Buyer or the Surviving Corporation shall pay to Wexford $45,000 in reimbursement of internal and external counsel fees and $25,000 in payment for accounting and Schedules preparation services in respect of this Agreement and the transactions contemplated hereby; provided, however, that such aggregate amounts of $70,000 shall be deemed to be Third Party Expenses for the purposes of Section 6.3 (notwithstanding anything to the contrary contained in Section 6.3). Simultaneously, Wexford shall deliver all necessary documents requested by Buyer to terminate all security interests, reconvey all pledged or assigned assets and release all collateral pledged in connection with the foregoing agreement.

  6.15  Company Agreements.  The Sellers hereby waive all rights they may have
        ------------------
under that certain Stockholders Agreement, dated as of August 6, 1996, among any or all of them or between or among any or all of them and the Company, and any other rights they may have under any other agreements, that are inconsistent with their rights and obligations under the Agreement and hereby agree that all such agreements shall terminate without further action on the part of the Sellers upon the Closing.

                                  ARTICLE VII

                           CONDITIONS TO THE PURCHASE

  7.1   Conditions to Obligations of Each Party to Effect the Purchase.  The
        --------------------------------------------------------------
respective obligations of each party to this Agreement to effect the Purchase shall be subject to the satisfaction at or prior to the Closing of the following conditions:

        (a) No Injunctions or Restraints; Illegality. No temporary restraining
            ----------------------------------------
order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Purchase shall be in effect.

        (b) Allocation of Buyer Options. The Company and Buyer shall have agreed
            ---------------------------
upon the allocation of the Buyer Options.

        (c) Employment Agreements. Buyer shall have entered into (i) employment
            ---------------------
agreements substantially in the form attached hereto as Exhibits A-1 and A-2 (the "Employment Agreements") with Migdal and Rice, respectively, and (ii) the Noncompete Agreement substantially in the form attached hereto as Exhibit B with Migdal.

  7.2   Additional Conditions to Obligations of the Sellers.  The obligations of
        ---------------------------------------------------
each Seller to consummate the Purchase and the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by the Founders and Wexford:

        (a) Representations and Warranties. The representations and warranties
            ------------------------------
of Buyer contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date, except for changes contemplated by this Agreement and except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such date), with the same force and effect as if made on and as of the Closing Date; and the Sellers shall have received a certificate to such effect signed on behalf of Buyer by a duly authorized officer of Buyer.

        (b) Agreements and Covenants. Buyer shall have performed or complied in
            ------------------------
all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing; and the Sellers shall have received a certificate to such effect signed on behalf of Buyer by a duly authorized officer of Buyer.

        (c) Third Party Consents. The Company shall have been furnished with
            --------------------
evidence satisfactory to it that Buyer has obtained the consents, approvals and waivers set forth in Schedule 7.2(c).

        (d) Amended and Restated Investors' Rights Agreement. Buyer, each Seller
            ------------------------------------------------
and the other parties to that certain Investors' Rights Agreement, dated January 24, 1994, as amended on September 30, 1994 and on October 25, 1995, shall have entered into an Amended and Restated Investors' Rights Agreement in the form attached hereto as Exhibit D (the "Rights Agreement").

        (e) Legal Opinion. The Sellers shall have received a legal opinion from
            -------------
Wilson Sonsini Goodrich & Rosati, Professional Corporation, counsel to Buyer, in form and substance satisfactory to the Founders.

        (f) H&Q Fees and Expenses. Buyer shall pay to H&Q the amount of
            ---------------------
$400,000.00 owing to H&Q by the Company under the agreement referred to in
Section 2.19 for investment banking services rendered to the Company.

  7.3   Additional Conditions to the Obligations of Buyer.  The obligations of
        -------------------------------------------------
Buyer to consummate the Purchase and the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by Buyer:

        (a) Representations and Warranties. The representations and warranties
            ------------------------------
of the Founders and the Sellers contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date, except for changes contemplated by this Agreement and except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such date), with the same force and effect as if made on and as of the Closing Date; and Buyer shall have received a certificate to such effect signed by each Founder and each Seller.

        (b) Agreements and Covenants. The Founders and the Sellers shall have
            ------------------------
performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing; and Buyer shall have received a certificate to such effect signed by each Founder and each Seller.

        (c) Third Party Consents. Buyer shall have been furnished with evidence
            --------------------
satisfactory to it that the consents, approvals and waivers set forth in
Schedule 7.3(c) have been obtained.

        (d) Legal Opinion. Buyer shall have received a legal opinion from
            -------------
Milbank, Tweed, Hadley & McCloy, legal counsel to the Company and the Sellers, in form and substance satisfactory to Buyer.

        (e) Resignation of Directors. All directors of the Company shall have
            ------------------------
tendered their resignations effective as of the Closing.

        (f) Material Adverse Effect. Since the date of the Balance Sheet, no
            -----------------------
event or condition of any character shall have occurred that has or could be reasonably expected to have a Material Adverse Effect on the Company.

        (g) Minimum Participation. Stockholders holding at least 97% of the
            ---------------------
outstanding shares of Company Capital Stock shall have executed this Agreement and be prepared to tender all of their shares of Company Capital Stock at the Closing.

        (h) Due Diligence Investigation. Buyer shall have completed its due
            ---------------------------
diligence investigation of the Company to Buyer's satisfaction, provided that no information or knowledge obtained in such investigation shall affect or be deemed to modify any representation or warranty of the Founders or the Sellers contained herein.

        (i) Cancellation of Wexford Options. Immediately prior to the Closing,
            -------------------------------
that certain Stock Purchase Option, dated April 4, 1996, to purchase up to 162 shares of the Company's Common Stock held by Wexford Capital and that certain Stock Purchase Option, dated April 4, 1996, to purchase up to 38 shares of the Company's Common Stock held by Wexford Overseas (collectively, the "Wexford Options") shall be canceled and shall be of no further force or effect.

        (j) Fairness Opinion. Buyer shall have received a fairness opinion from
            ----------------
Cowen & Co. stating that the consideration to be issued to the Sellers hereunder is fair to Buyer and its stockholders from a financial point of view.

        (k) Termination of Wexford Management Agreement. The Company shall
            -------------------------------------------
deliver to Buyer evidence of the termination of any existing management agreement or relationship, or evidence of the absence of any such agreement or relationship, in such form as is reasonably satisfactory to Buyer.

                                  ARTICLE VIII

                  SURVIVAL OF REPRESENTATIONS AND WARRANTIES;
                                INDEMNIFICATION

  8.1 Survival of Representations and Warranties. All representations and
      ------------------------------------------
warranties of the Founders and the Sellers (other than the representations of the Sellers in Sections 3.1 and 3.2) in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Purchase and continue until 5:00 p.m., California time, on the date which is one year following the Closing Date (the "Expiration Date"). The representations of the Sellers contained in Sections 3.1 and 3.2 shall survive the Closing indefinitely.

  8.2   Indemnity for Representations of Founders.  Each of the Founders
        -----------------------------------------
agrees to indemnify and hold harmless each of Buyer and its affiliates for any claims, losses, liabilities, damages, deficiencies, costs and expenses, including reasonable attorneys' fees and expenses, and expenses of investigation and defense (hereinafter individually a "Loss" and collectively "Losses")
                                         ----
incurred by Buyer, its officers, directors, or affiliates (including the Surviving Corporation) directly or indirectly as a result of any inaccuracy or breach of a representation or warranty of the Founders contained herein or any failure by the Founders to perform or comply with any covenant contained herein; provided, however that the indemnification obligation of each Founder under this
Section 8.2 shall be limited to the Closing Fair Market Value of the total consideration received by each pursuant to Article I of this Agreement (which value in the case of Rice shall be calculated based upon the difference between the exercise price per share of the option granted to Rice pursuant to Section
1.2 and the Closing Fair Market Value); provided that each Founder shall be obligated for that portion of a Loss that is commensurate with the portion received by such Founder of the aggregate Closing Fair Market Value of the consideration received by both Founders pursuant to Section 1.2 (calculated as aforesaid in the case of Rice), that such obligation may be satisfied by the transfer to Buyer of shares of Buyer Common Stock delivered to Migdal in accordance with Section 1.4(a), in the case of Migdal, or a portion or all of the option granted pursuant to Section 1.2, in the case of Rice, having an aggregate Closing Fair Market Value (calculated as aforesaid in the case of Rice), equal to such obligation, and that the Founders shall have customary rights to participate in (at their own expense) but not to control the defense against, or any settlement of, any third party claim that could result in a Loss, which control shall be exercised by Buyer or the Surviving Corporation reasonably and in good faith in view of the indemnification obligation of each Founder under this Section 8.2.

  8.3   Indemnity for Representations of Each.  Each Seller, severally and not
        -------------------------------------
jointly, agrees to indemnify and hold harmless each of Buyer and its affiliates for any incurred by Buyer, its officers, directors or affiliates (including the Surviving Corporation) directly or indirectly as a result of any inaccuracy or breach of a representation or warranty of such Seller contained in Section 3 or any failure of such Seller to perform or comply with any covenant contained herein; provided, however, that the indemnification obligation of each Seller under this Section 8.3 shall be limited to the Closing Fair Market Value of the total consideration received by such Seller pursuant to Article I of this Agreement (and may be satisfied as provided in Section 8.2 with respect to indemnification obligations of the Founders).

                                  ARTICLE IX

                       TERMINATION, AMENDMENT AND WAIVER

  9.1   Termination.  Except as provided in Section 8.2 below, this Agreement
        -----------
may be terminated and the Purchase abandoned at any time prior to the Closing:

        (a) by mutual consent of Buyer and a majority in interest of the Sellers;

        (b) by Buyer or a majority in interest of the Sellers if: (i) the Closing has not occurred before 5:00 p.m. (Pacific time) on December 31, 1996 (provided that the right to terminate this Agreement under this clause 9.1(b)(i) shall not be available to any party whose willful failure to fulfill any obligation hereunder has been the cause of, or resulted in, the failure of the Closing to occur on or before such date); (ii) there shall be a final nonappealable order of a federal or state court in effect preventing consummation of the Purchase; or (iii) there shall be any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Purchase by any governmental entity that would make consummation of the Purchase illegal;

        (c) by Buyer if there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Purchase, by any Governmental Entity, which would: (i) prohibit Buyer's or the Company's ownership or operation of all or any portion of the business of the Company or (ii) compel Buyer or the Company to dispose of or hold separate all or a portion of the business or assets of the Company or Buyer as a result of the Purchase;

        (d) by Buyer if it is not in material breach of its obligations under this Agreement and there has been a breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of a Founder or a Seller and (i) such breach has not been cured within five (5) business days after written notice to the Sellers (provided that no cure period shall be required for a breach which by its nature cannot be cured), and (ii) as a result of such breach the conditions set forth in Section 7.3(a) or 7.3(b), as the case may be, would not then be satisfied;

        (e) by a majority in interest of the Sellers if the Founders and the Sellers are not in material breach of their respective obligations under this Agreement and there has been a breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of Buyer and (i) such breach has not been cured within five (5) business days after written notice to Buyer (provided that no cure period shall be required for a breach which by its nature cannot be cured), and (ii) as a result of such breach the conditions set forth in Section 7.2(a) or 7.2(b), as the case may be, would not then be satisfied.

  9.2   Effect of Termination.  In the event of termination of this Agreement as
        ---------------------
provided in Section 9.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Buyer, the Founders or any Seller, or their respective officers, directors or stockholders, provided that each party shall remain liable for any breaches of this Agreement prior to its termination; and provided further that, the provisions of Sections 6.2 and
6.3 and Article IX of this Agreement shall remain in full force and effect and survive any termination of this Agreement.

  9.3   Amendment.  This Agreement, this Agreement may be amended by the parties
        ---------
hereto at any time by execution of an instrument in writing signed on behalf of each of the parties hereto.

  9.4   Extension; Waiver.  At any time prior to the Closing, Buyer on the one
        -----------------
hand, and the Sellers, on the other, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations of the other party hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and
(iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                   ARTICLE X

                               GENERAL PROVISIONS

  10.1  Notices.  All notices and other communications required or permitted
        -------
hereunder shall be in writing, shall be effective when given, and shall in any event be deemed to be given upon receipt or, if earlier, (a) five (5) days after deposit with the U.S. Postal Service or other applicable postal service, if delivered by first class mail, postage prepaid, (b) upon delivery, if delivered by hand, (c) one business day after the business day of deposit with Federal Express or similar overnight courier, freight prepaid or (d) one business day after the business day of facsimile transmission, if delivered by facsimile transmission with copy by first class mail, postage prepaid, and shall be addressed:

        (a)  if to Buyer to:

             MetaTools, Inc.
             6303 Carpinteria Avenue
             Carpinteria, CA 93013
             Attention:  John J. Wilczak
             Telephone No.:  (805) 566-6200
             Facsimile No.:  (805) 566-6384

             with a copy to:

             Wilson Sonsini Goodrich & Rosati, P.C.
             650 Page Mill Road
             Palo Alto, California 94304
             Attention:  Jeffrey D. Saper, Esq.
             Telephone No.:  (415) 493-9300
             Facsimile No.:  (415) 493-6811

        (b)  if to the Founders or the Sellers, to:

             Robert E. Rice
             Real Time Geometry Corp.
             51 John F. Kennedy Parkway
             Suite 303
             Short Hills, NJ 07078
             Telephone No.:  (201) 379-9888
             Facsimile No.:  (201) 379-0441

             with a copy to:

             Milbank, Tweed, Hadley & McCloy
             One Chase Manhattan Plaza
             New York, NY 10005
             Attention:  Guil W. Gaylord, Esq.
             Telephone No.:  (212) 530-5000
             Facsimile No.:  (212) 539-5219

  10.2  Interpretation.  The words "include," "includes" and "including" when
        --------------
used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. References to the knowledge or awareness of the Company used herein shall be deemed to include the knowledge and awareness of the Founders and any other officers of the Company.

  10.3  Counterparts.  This Agreement may be executed in one or more
        ------------
counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

  10.4  Entire Agreement; Assignment.  This Agreement, the Schedules and
        ----------------------------
Exhibits hereto, and the documents and instruments and other agreements among the parties hereto referenced herein: (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; (b) are not intended to confer upon any other person any rights or remedies hereunder; and (c) shall not be assigned by operation of law or otherwise except as otherwise specifically provided, except that Buyer may assign their respective rights and delegate their respective obligations hereunder to their respective affiliates.

  10.5  Severability.  In the event that any provision of this Agreement or the
        ------------
application thereof becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect, and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

  10.6  Other Remedies.  Except as otherwise provided herein, any and all
        --------------
remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

  10.7  Governing Law.  This Agreement shall be governed by and construed in
        -------------
accordance with the laws of the State of California, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Each of the parties hereto agrees that process may be served upon them in any manner authorized by the laws of the State of California for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction and such process.

  10.8  Rules of Construction.  The parties hereto agree that they have been
        ---------------------
represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

  10.9  Specific Performance.  The parties hereto agree that irreparable damage
        --------------------
would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

  10.10  Unified Disclosure Schedules.  The disclosure made in any Schedule to
         ----------------------------
this Agreement shall be deemed to be made in each other Schedule to this Agreement.

  IN WITNESS WHEREOF, Buyer, the Company and the Sellers have caused this Agreement to be signed by their duly authorized respective officers, all as of the date first written above.

                                       METATOOLS, INC.:

                                       By /s/ JOHN WILCZAK
                                          ------------------------------
                                          Name:  John Wilczak
                                          Title:  Chairman and CEO
SELLERS:

FOUNDERS:                              WEXFORD CAPITAL PARTNERS II, LP:

/s/ ALEXANDER MIGDAL                   By /s/ ROBERT HOLTZ
--------------------------------          -----------------------------
Name:  Alexander Migdal                   Name:  Robert Holtz
                                          Title:  Sr. Vice President

/s/ ROBERT RICE
--------------------------------
Name:  Robert Rice                     WEXFORD OVERSEAS PARTNERS I, LP:

                                       By /s/ ROBERT HOLTZ
                                          -----------------------------
OTHER STOCKHOLDERS:                       Name:  Robert Holtz
                                          Title: Sr. Vice President
/s/ ALEXEI LEBEDEV
-------------------------------
Name:  Alexei Lebedev


/s/ BORIS LIPOVSKY
-------------------------------
Name:  Boris Lipovsky


/s/ MICHAEL PETROV
-------------------------------
Name:  Michael Petrov


OPTION HOLDER:

/s/ DMIRY PAPERNEY
--------------------------------
Name:  Dmitry Paperney

                        ***STOCK PURCHASE AGREEMENT***

                                   SCHEDULE I
                                   ----------

               Allocation of Buyer Common Stock and Buyer Options
               --------------------------------------------------

-------------------------------------------------------------------------------
                   SHARE AND OPTION EXCHANGE IN ACQUISITION
-------------------------------------------------------------------------------

                                                                 NUMBER OF
                                   NUMBER OF                     SHARES OF
                                   RTG SHARES    CLASS           METATOOLS
                                   CURRENTLY     OF              COMMON STOCK
STOCKHOLDERS                       HELD          STOCK           TO BE ISSUED
-------------------------------------------------------------------------------
Alexander Migdal                       700       Common             815,469

Alexei Lebedev                          75       Common              91,283

Michael Petrov                          25       Common              30,427

Boris Lipovsky                          25       Common              30,427

Wexford Overseas                        38       Preferred           69,207
Partners I, L.P.

Wexford Capital                        162       Preferred          295,043
Partners II, L.P.

                                   NUMBER OF
                                   OPTIONS TO
                                   PURCHASE      NUMBER OF       EXERCISE
RTG                                RTG SHARES    METATOOLS       PRICE
OPTION                             CURRENTLY     OPTIONS TO      PER
HOLDERS                            HELD          BE ISSUED       SHARE
-------------------------------------------------------------------------------
Robert E. Rice                          75         90,165             $5.03

Dmitry Paperny                           5          6,011             $0.08
